                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER               Single Life Version
SPECIFICATIONS                   Joint Life Version

EFFECTIVE DATE:                  Month DD, YYYY

MINIMUM LIFETIME INCOME AGE:     59 1/2

INITIAL TOTAL GUARANTEED         $[imported from extract]
WITHDRAWAL AMOUNT:

MAXIMUM BENEFIT AMOUNT:          $10,000,000.00

COMPOUNDING ALLOWABLE            Not Applicable
WITHDRAWAL:

COMPOUNDING INCOME PERIOD END    Not Applicable
DATE:

COMPOUNDING INCOME PERCENTAGE:   Not Applicable

LIFETIME GWB WITHDRAWAL RATE:    4% if first withdrawal is taken before the
                                 contract anniversary prior to age 65.
                                 5% if first withdrawal is taken on or after the Effective Date or the contract anniversary prior to age 65.
                                 6% if first withdrawal is taken on or after the Effective Date or the contract anniversary prior to age 76.

AUTOMATIC STEP-UP DATE:          Every Contract Anniversary following the
                                 Effective Date

MAXIMUM AUTOMATIC STEP-UP AGE:   90

LIFETIME GWB MAXIMUM FEE RATE:   1.60% (Single Life Version)
                                 1.80% (Joint Life Version)

LIFETIME GWB FEE RATE:           1.00% (Single Life Version)
                                 1.20% (Joint Life Version)

LIFETIME GWB CANCELLATION        30 day period following the 5th, 10th, and 15th
WINDOW PERIODS:                  and later Anniversaries following the Effective
                                 Date.

GUARANTEED PRINCIPAL             15th Contract Anniversary following the
ADJUSTMENT ELIGIBILITY DATE:     Effective Date

ALLOCATION, TRANSFER AND
------------------------
REBALANCING LIMITS:
-------------------

   LIFETIME GWB SUBACCOUNTS:     All Subaccounts are available

   PLATFORM 1 MINIMUM            NO LIMITS APPLY
   PERCENTAGE:

   PLATFORM 1 SUBACCOUNTS:       N/A

   PLATFORM 2 MAXIMUM            NO LIMITS APPLY
   PERCENTAGE:

   PLATFORM 2 SUBACCOUNTS:       N/A

   PLATFORM 3 MAXIMUM            NO LIMITS APPLY
   PERCENTAGE:

   PLATFORM 3 SUBACCOUNTS:       N/A

   PLATFORM 4 MAXIMUM            NO LIMITS APPLY
   PERCENTAGE:

   PLATFORM 4 SUBACCOUNTS:       N/A

MLIU-ELGWB (4/08)